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                                                                   EXHIBIT 4.11

                                 Cap Transaction

We refer to the Transaction, as evidenced by the Confirmation as described below, between:

                               ABN AMRO BANK N.V.
                                  ("ABN AMRO")

                                       and

                   NISSAN AUTO RECEIVABLES 2004-C OWNER TRUST
                                ("Counterparty")

The purpose of this letter is to confirm the terms and conditions of the Transaction entered into between you and us on the Trade Date below. It constitutes a "Confirmation" as referred to in the ISDA Master Agreement described below.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that
(i) it is duly authorized to enter into the Transaction to which this Confirmation relates and to perform its obligations hereunder and (ii) the person(s) executing this Confirmation is(are) duly authorized to execute and deliver it.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement form a part of, and be subject to the ISDA Master Agreement, dated as of September 16, 2004, between ABN AMRO and the Counterparty (the "ISDA Master Agreement"). In the event of any inconsistency between a provision set forth in the ISDA Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.

The parties to this Transaction are ABN AMRO and Nissan Auto Receivables 2004-C Owner Trust (the "Counterparty").

The terms of the particular Swap Transaction to which this Confirmation to which this Confirmation relates are as follows:

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A.  TRANSACTION DETAILS:

    ABN AMRO Deal Number:                       #734543

    Notional Amount:                            With respect to a Calculation
                                                Period, an amount in USD equal
                                                to the aggregate principal
                                                balance of the Class A-4 Notes
                                                (as defined in the Indenture) on
                                                the first day of such
                                                Calculation Period, as notified
                                                by the Indenture Trustee to ABN
                                                AMRO and the Counterparty. With
                                                respect to the Calculation
                                                Period that commences on, and
                                                includes, the Effective Date,
                                                the Notional Amount shall be USD
                                                318,220,000.

    Trade Date:                                 September 16, 2004

    Effective Date:                             September 16, 2004

    Termination Date:                           The earlier of (i) May 15, 2009
                                                and (ii) the date on which the
                                                aggregate principal balance of
                                                the Class A-4 Notes equals zero.
                                                The Termination Date shall be
                                                subject to adjustment in
                                                accordance with the Modified
                                                Following Business Day
                                                Convention.

    Fixed Amounts:

      Fixed Rate Payer:                         Counterparty

      Fixed Rate Payer Payment Date:            September 20, 2004

      Fixed Amount:                             USD 4,952,000

    Floating Amounts:

      Floating Rate Payer:                      ABN AMRO

      Cap Rate:                                 3.56%

      Floating Rate Payer Payment Dates:        Monthly, on the 15th day of each
                                                month, commencing on October 15,
                                                2004, and ending on, and
                                                including the Termination Date.
                                                Floating Rate Payer Payment
                                                Dates shall be subject to
                                                adjustment in accordance with
                                                the Modified Following Business
                                                Day Convention.

                                      -2-
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      Floating Rate Option:                     USD-LIBOR-BBA

      Designated Maturity:                      One month

      Spread:                                   Not applicable

      Floating Rate Day Count Fraction:         Actual/360

      Reset Dates:                              With respect to a Calculation
                                                Period, the first day of such
                                                Calculation Period.

      Compounding:                              Not applicable

    Business Days:                              Any day other than a Saturday,
                                                Sunday or a day on which banking
                                                institutions in London, England
                                                or the state of New York are
                                                authorized or obligated by law,
                                                executive order or government
                                                decree to be closed.

    Calculation Agent:                          Wells Fargo Bank National
                                                Association

B.  ACCOUNT DETAILS:

    Payments to ABN AMRO in USD:                To be Advised

    Payments to Counterparty in USD:            To be Advised

C.  OFFICES:

    ABN AMRO:                                   London

    Counterparty:                               N/A

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

ABN AMRO Bank N.V.

By: /s/ Denis Viskovich
    ----------------------------
Name:  Denis Viskovich
Title: Authorized Signatory

By: /s/ Douglas Scott
    ----------------------------
Name:  Douglas Scott
Title: Authorized Signatory

Accepted and confirmed as of the date first written:

Nissan Auto Receivables 2004-C Owner Trust
By: Wilmington Trust Company, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Kathleen A. Pedelini
    ----------------------------
Name:  Kathleen A. Pedelini
Title: Financial Services Officer

                                      -4-